EXHIBIT 4.f


                             ANCILLARY AGREEMENT I
                (FEDERAL EXPRESS CORPORATION TRUST NO. N586FE)


                                                              October 23, 1996


Ameritech Credit Corporation
2550 West Golf Road
Rolling Meadows, IL  60008


First Security Bank,
National Association
79 South Main Street
Salt Lake City, UT  84111


State Street Bank and Trust Company
4 International Place
3rd Floor
Boston, MA 02115


Ladies and Gentlemen,

         In connection with that certain Participation Agreement (Federal Express Corporation Trust No. N586FE), dated as of April 1, 1996, as amended and restated as of September 1, 1996 and as further amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee ("Lessee"), Ameritech Credit Corporation, as Owner Participant ("Owner Participant"), Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants ("Original Loan Participants"), First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement referred to therein ("Owner Trustee"), State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Trust Indenture ("Indenture Trustee"), and State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Pass Through Trustee under the Pass Through Trust Agreement ("Pass Through Trustee"), and that certain Lease Agreement (Federal Express Corporation Trust N586FE) dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Lease") by and between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee, as Lessor, and Federal Express Corporation, as Lessee, the undersigned agree as follows, notwithstanding anything else in the Participation Agreement, the Lease or any other Operative Agreement to the contrary:

   1. The words "Default or" shall be added to clause (i)(A) of the proviso to the first paragraph of Section 7.02(a) of the Lease before the words "Event of Default shall have occurred and be continuing on the date the sublease is entered into".

   2. For purposes of Section 7.02(a)(ii) of the Lease, the Lessee may not without the prior written consent of the Lessor subject the Airframe or permit the Airframe to be subjected to any interchange agreements.

   3. Sections 13.01(a)(i) and 13.02(a) of the Lease shall require the Lessee to maintain war risk insurance if the Aircraft is operated in a war zone or a recognized area of armed hostilities, unless the Lessee has obtained indemnification or insurance from the Government satisfactory to the Lessor and the Indenture Trustee.

   4. For purposes of Section 14.01 of the Lease, if an Event of Default shall have occurred and be continuing, two (2) days' notice only shall be required to be given to the Lessee by the Lessor, the Indenture Trustee, the Loan Participants or the Owner Participant, as the case may be, in order for such Person or its authorized representative to inspect the Aircraft and the Aeronautics Authority-required books and records of the Lessee or any sublessee relating to the maintenance of the Aircraft.

         This Ancillary Agreement is intended for all purposes of the Lease and the other Operative Agreements to be an Ancillary Agreement for the benefit of the Owner Participant, the Owner Trustee, the Loan Participants, each Holder from time to time of any Certificate and the Indenture Trustee, and an Operative Agreement.

         This Ancillary Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including matters of construction, validity and performance, without giving effect to principles of conflicts of laws.

         To the extent that this Ancillary Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Ancillary Agreement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be the counterpart containing the receipt executed by the Indenture Trustee on its signature page.

         This Ancillary Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original (except that only the counterpart bearing the receipt executed by the Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all such counterparts shall together constitute but one and the same instrument.

         This Ancillary Agreement shall inure to the benefit of the addressees hereof and their respective successors and assigns.

         Terms used herein without definition shall have the respective meanings set forth in the Lease.

         This Ancillary Agreement is intended to amend the Lease, and provisions of this Ancillary Agreement shall control in the event any provision of the Lease should conflict with any provision hereof. The provisions of Section 22.03 of the Lease are hereby incorporated herein.

         The parties hereto agree that acceptance of this Ancillary Agreement may be made by the Indenture Trustee, on behalf of the Loan Participants and the Holders from time to time of the Certificates, by execution by the Indenture Trustee of the form of acceptance provided below, with the same effect as if the Loan Participants and such Holders had executed such form of acceptance.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                           FEDERAL EXPRESS CORPORATION


                           By: _______________________________
                                 Name:  Robert D. Henning
                                 Title: Assistant Treasurer and
                                        Managing Director -
                                        Structured Finance


Agreed and Accepted:

AMERITECH CREDIT CORPORATION


By: _______________________________
    Name:
    Title:


FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee


By: _______________________________
    Name:
    Title:


STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity
but solely as Indenture Trustee


By: _______________________________
    Name:
    Title:


         Receipt of this original counterpart of the Ancillary Agreement I is hereby acknowledged on this __ day of October 1996.


Indenture Trustee:         STATE STREET BANK AND TRUST COMPANY,
                           not in its individual capacity,
                           but solely as Indenture Trustee


                           By: _______________________________
                                 Name:
                                 Title:


                             ANCILLARY AGREEMENT I
                (FEDERAL EXPRESS CORPORATION TRUST NO. N662FE)


         This Ancillary Agreement I ("Agreement") dated September 23, 1996, as amended and restated this 23rd day of October, 1996 among Federal Express Corporation, a Delaware corporation, PMCC Leasing Corporation, a Delaware corporation, First Security Bank, National Association, a national banking association, in its capacity as Owner Trustee under the Lease, and State Street Bank and Trust Company, a Massachusetts trust company, as Indenture Trustee.

         Reference is made to that certain leveraged lease dated as of September 1, 1996, as amended and restated as of October 15, 1996 of one (1) Airbus A300F4-605R Aircraft initially bearing FAA Registration No. N662FE (or any replacement thereof under such lease). Capitalized terms used herein shall have the meaning assigned to such terms in the Participation Agreement (Federal Express Corporation Trust No. N662FE), dated as of September 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee ("Lessee"), PMCC Leasing Corporation, as Owner Participant ("Owner Participant"), Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants ("Original Loan Participants"), First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement referred to therein ("Owner Trustee"), State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Trust Indenture and Security Agreement ("Indenture Trustee") and State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Pass Through Trustee. With respect to said transaction the parties agree as follows, anything in the Operative Agreements to the contrary notwithstanding:

         1. The references to Event of Default in Section 4.01(a) of the Lease shall include Payment Default and Bankruptcy Default.

         2. Clause (iii) of the first sentence of Section 4.02(a) of the Lease shall also include a Payment Default.

         3. The words "or substantial civil unrest" shall be inserted after the words "such country shall not then be experiencing war" in Section 7.02(a)(i) of the Lease and "which is not experiencing war" in Section 7.02(a)(ii) of the Lease.

         4. Section 10.01(c) of the Lease shall be replaced with and read as follows:

                     (c) Payments to the Lessor. The total selling price realized at a sale pursuant to Section 10.01(b) hereof (the "Gross Sales Price") shall be retained by the Lessor (or the Indenture Trustee as long as the Indenture is in force) and, in addition, on or before the Proposed Termination Date, the Lessee shall pay to the Lessor (or the Indenture Trustee as long as the Indenture is in force), by wire transfer of immediately available funds, the sum of:

                     (i) the excess, if any, of the Termination Value for the Aircraft computed as of the Proposed Termination Date over the Gross Sales Price; plus

                     (ii) the installment of Basic Rent due with respect to the Aircraft on the Proposed Termination Date to the extent payable in arrears but not to the extent payable in advance; plus

                     (iii) all other amounts then due and payable by the Lessee
               (including, without limitation, the aggregate amount of any Make-Whole Premium) under this Lease and any other Operative Agreement.

         All expenses of the sale shall be borne by the Lessee.

         5. The first proviso in Section 16.01(d) of the Lease shall be replaced with and read as follows:

               provided, that in the event such failure is curable and so long as (but for no longer than 150 days after such 30-day period) the Lessee shall have promptly undertaken such cure after the Lessee receives notice thereof which undertaking shall be diligently and continuously pursued using the Lessee's reasonable best efforts, and so long as, in the case of the Lessee's obligation to remove Liens, during such extended cure period there is no (i) material danger of the sale, forfeiture or loss of the Lessor's Estate, the Aircraft, the Airframe or any Engine or any interest therein, (ii) material risk of civil liabilities or (iii) risk of the assertion of criminal charges against the Lessor, the Owner Participant or the Indenture Trustee, such failure shall not constitute an Event of Default;.

         6. The definition of "Replacement Engine" in Schedule II to the Participation Agreement shall read as follows:

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine, and suitable for installation and use on the Airframe; provided, that an engine of another manufacturer of equivalent or greater value, utility, remaining useful life and airworthiness, and suitable for installation and use on the Airframe may constitute a Replacement Engine if at the time of replacement General Electric is no longer manufacturing engines certificated for use on the Airframe, the Lessee does not at the time of replacement own or lease any General Electric engines certificated for use on the Airframe or, except in connection with the return of the Aircraft under Article 12 of the Lease, General Electric is no longer manufacturing engines which reasonably fulfill the Lessee's operational requirements; and provided further that such engine shall be of the same make, model and manufacturer as the other engine installed on the Aircraft and shall be an engine of a type then being utilized by the Lessee on a significant number of other Airbus A300-600 airframes operated by the Lessee.

         7. The Assignment and Assumption Agreement shall be substantially in the form of Exhibit E-1 to the Participation Agreement, and the Owner Participant Guaranty shall be substantially in the form of Exhibit E-2 to the Participation Agreement.

         This Agreement is intended to be and shall be deemed an "Operative Agreement". This Agreement is further intended to amend and modify certain provisions of the other Operative Agreements as set forth herein, and in the event of any conflict between the provisions of this Agreement and any other Operative Agreement, the provisions hereof shall govern.

         To the extent that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Agreement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be the counterpart containing the receipt executed by the Indenture Trustee on its signature page.

         THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

         This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original (except that only the counterpart bearing the receipt executed by the Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all such counterparts shall together constitute but one and the same instrument.

         This Agreement shall inure to the benefit of the addressees hereof and their respective successors and assigns.

         The parties hereto agree that acceptance of this Agreement may be made by the Indenture Trustee, on behalf of the Holders from time to time of the Certificates, by execution by the Indenture Trustee of the form of acceptance provided below, with the same effect as if such Holders had executed such form of acceptance.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                           FEDERAL EXPRESS CORPORATION


                           By: _________________________________
                                 Name:   Robert D. Henning
                                 Title:  Assistant Treasurer and
                                         Managing Director -
                                         Structured Finance


                           PMCC LEASING CORPORATION


                           By: _________________________________
                                 Name:
                                 Title:


                           FIRST SECURITY BANK,
                           NATIONAL ASSOCIATION
                           not in its individual capacity,
                           but solely as Owner Trustee


                           By: _________________________________
                                 Name:
                                 Title:


                           STATE STREET BANK AND TRUST COMPANY
                           not in its individual capacity,
                           but solely as Indenture Trustee


                           By: _________________________________
                                 Name:
                                 Title:


               Receipt of this original counterpart of the Ancillary Agreement I is hereby acknowledged on this __ day of October 1996.


Indenture Trustee:               STATE STREET BANK AND TRUST COMPANY
                                 not in its individual capacity,
                                 but solely as Indenture Trustee


                                 By: _________________________________
                                       Name:
                                       Title:


                             ANCILLARY AGREEMENT I
                (FEDERAL EXPRESS CORPORATION TRUST NO. N667FE)


               This Ancillary Agreement I ("Agreement") dated August 28, 1996, as amended and restated this 23rd day of October, 1996 among Federal Express Corporation, a Delaware corporation, PMCC Leasing Corporation, a Delaware corporation, First Security Bank, National Association, a national banking association, in its capacity as Owner Trustee under the Lease, and State Street Bank and Trust Company, a Massachusetts trust company, as Indenture Trustee.

               Reference is made to that certain leveraged lease dated as of August 1, 1996, as amended and restated as of October 15, 1996 of one (1) Airbus A300F4-605R Aircraft initially bearing FAA Registration No. N667FE (or any replacement thereof under such lease). Capitalized terms used herein shall have the meaning assigned to such terms in the Participation Agreement (Federal Express Corporation Trust No. N667FE), dated as of August 1, 1996, as amended and restated as of October 15, 1996 (the "Participation Agreement"), among Federal Express Corporation, as Lessee ("Lessee"), PMCC Leasing Corporation, as Owner Participant ("Owner Participant"), Morgan Guaranty Trust Company of New York, Bank of America National Trust & Savings Association, The Chase Manhattan Bank, Commerzbank AG, Atlanta Agency and NationsBank, N.A. (South), as Original Loan Participants ("Original Loan Participants"), First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee under the Trust Agreement referred to therein ("Owner Trustee"), State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee under the Trust Indenture and Security Agreement ("Indenture Trustee") and State Street Bank and Trust Company, not in its individual capacity, except as otherwise stated, but solely as Pass Through Trustee.
With respect to said transaction the parties agree as follows, anything in the Operative Agreements to the contrary notwithstanding:

               1. The references to Event of Default in Section 4.01(a) of the Lease shall include Payment Default and Bankruptcy Default.

               2. Clause (iii) of the first sentence of Section 4.02(a) of the Lease shall also include a Payment Default.

               3. The words "or substantial civil unrest" shall be inserted after the words "such country shall not then be experiencing war" in Section 7.02(a)(i) of the Lease and "which is not experiencing war" in Section 7.02(a)(ii) of the Lease.

               4. Section 10.01(c) of the Lease shall be replaced with and read as follows:

                           (c) Payments to the Lessor. The total selling price realized at a sale pursuant to Section 10.01(b) hereof (the "Gross Sales Price") shall be retained by the Lessor (or the Indenture Trustee as long as the Indenture is in force) and, in addition, on or before the Proposed Termination Date, the Lessee shall pay to the Lessor (or the Indenture Trustee as long as the Indenture is in force), by wire transfer of immediately available funds, the sum of:

                           (i) the excess, if any, of the Termination Value for the Aircraft computed as of the Proposed Termination Date over the Gross Sales Price; plus

                           (ii)  the installment of Basic Rent due with
                     respect to the Aircraft on the Proposed Termination Date to the extent payable in arrears but not to the extent payable in advance; plus

                           (iii) all other amounts then due and payable by the
                     Lessee (including, without limitation, the aggregate amount of any Make-Whole Premium) under this Lease and any other Operative Agreement.

               All expenses of the sale shall be borne by the Lessee.

               5. The first proviso in Section 16.01(d) of the Lease shall be replaced with and read as follows:

                     provided, that in the event such failure is curable and so long as (but for no longer than 150 days after such 30-day period) the Lessee shall have promptly undertaken such cure after the Lessee receives notice thereof which undertaking shall be diligently and continuously pursued using the Lessee's reasonable best efforts, and so long as, in the case of the Lessee's obligation to remove Liens, during such extended cure period there is no (i) material danger of the sale, forfeiture or loss of the Lessor's Estate, the Aircraft, the Airframe or any Engine or any interest therein, (ii) material risk of civil liabilities or (iii) risk of the assertion of criminal charges against the Lessor, the Owner Participant or the Indenture Trustee, such failure shall not constitute an Event of Default;.

               6. The definition of "Replacement Engine" in Schedule II to the Participation Agreement shall read as follows:

               Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine, and suitable for installation and use on the Airframe; provided, that an engine of another manufacturer of equivalent or greater value, utility, remaining useful life and airworthiness, and suitable for installation and use on the Airframe may constitute a Replacement Engine if at the time of replacement General Electric is no longer manufacturing engines certificated for use on the Airframe, the Lessee does not at the time of replacement own or lease any General Electric engines certificated for use on the Airframe or, except in connection with the return of the Aircraft under Article 12 of the Lease, General Electric is no longer manufacturing engines which reasonably fulfill the Lessee's operational requirements; and provided further that such engine shall be of the same make, model and manufacturer as the other engine installed on the Aircraft and shall be an engine of a type then being utilized by the Lessee on a significant number of other Airbus A300-600 airframes operated by the Lessee.

               7. The Assignment and Assumption Agreement shall be substantially in the form of Exhibit E-1 to the Participation Agreement, and the Owner Participant Guaranty shall be substantially in the form of Exhibit E-2 to the Participation Agreement.

               This Agreement is intended to be and shall be deemed an "Operative Agreement". This Agreement is further intended to amend and modify certain provisions of the other Operative Agreements as set forth herein, and in the event of any conflict between the provisions of this Agreement and any other Operative Agreement, the provisions hereof shall govern.

               To the extent that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Agreement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be the counterpart containing the receipt executed by the Indenture Trustee on its signature page.

               THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

               This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original (except that only the counterpart bearing the receipt executed by the Indenture Trustee shall be the original for purposes of perfecting a security interest therein as chattel paper under the Uniform Commercial Code), but all such counterparts shall together constitute but one and the same instrument.

               This Agreement shall inure to the benefit of the addressees hereof and their respective successors and assigns.

               The parties hereto agree that acceptance of this Agreement may be made by the Indenture Trustee, on behalf of the Holders from time to time of the Certificates, by execution by the Indenture Trustee of the form of acceptance provided below, with the same effect as if such Holders had executed such form of acceptance.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                 FEDERAL EXPRESS CORPORATION


                                 By: _________________________________
                                       Name:   Robert D. Henning
                                       Title:  Assistant Treasurer and
                                               Managing Director -
                                               Structured Finance


                                 PMCC LEASING CORPORATION


                                 By: _________________________________
                                       Name:
                                       Title:


                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION
                                 not in its individual capacity,
                                 but solely as Owner Trustee


                                 By: _________________________________
                                       Name:
                                       Title:


                                 STATE STREET BANK AND TRUST COMPANY
                                 not in its individual capacity,
                                 but solely as Indenture Trustee


                                 By: _________________________________
                                       Name:
                                       Title:


               Receipt of this original counterpart of the Ancillary Agreement I is hereby acknowledged on this __ day of October 1996.


Indenture Trustee:               STATE STREET BANK AND TRUST COMPANY
                                 not in its individual capacity,
                                 but solely as Indenture Trustee


                                 By: _________________________________
                                       Name:
                                       Title: